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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the inclusion of our Independent Auditors' Report dated January 21, 2005 regarding the statements of financial condition of Pacific Liberty Bank as of December 31, 2004 and 2003, and the related statements of income, changes in shareholders' equity, and cash flows for the years then ended and the reference to our firm as "experts" in the Form S-4 filed with the Securities and Exchange Commission.

/s/ VAVRINEK, TRINE, DAY & CO., LLP

Laguna Hills, California
September 2, 2005

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  Exhibit 23.1